Exhibit 99.1

LSB Industries, Inc.

NYSE: LXU

Small- Cap Equity Conference

March 16, 2015

Safe Harbor Statement

The information contained in the presentation materials contain certain forward-looking statements. All these statements, other than statements of historical fact, are forward-looking statements.

Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “estimate” and similar statements of the future or of a forward-looking nature identify forward-looking statements, including but not limited to, all statements about or in references to the Architectural Building Index, Dodge Construction Green Outlook, or any McGraw Hill forecast, any references to future natural gas costs, ammonia costs, grain or corn demand or production, construction trends and demand, and the outlook for the chemical or climate control business.

The forward-looking statements include but are not limited to the following statements: major investments to reduce costs and increase facility reliability; positioned to benefit from strong agricultural market and economic recovery; product balance options; production capacity; impact of capital expansion projects; estimated completion and start up dates for new chemical facilities and their cost and production capacity; planned capital spending; outlook for Chemical and Climate Control; turnaround at Cherokee; future maintenance activities; Pryor facility reliability; Climate Control’s product sales; sales growth Q4 2014 and 2015; LEAN impact; future outlook.

You should not rely on the forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. We incorporate the risks and uncertainties discussed under the headings “Risk Factors” and “A Special Note Regarding Forward-looking Statements” in our Form 10-K for the fiscal year ended December 31, 2014, which contain a discussion of a variety of factors which could cause the future outcome to differ materially from the forward-looking statements discussed in this investor presentation. We undertake no duty to update the information contained in this investor presentation.

The term EBITDA, as used in this presentation, is net income plus interest expense, depreciation, amortization, income taxes, and certain non-cash charges, unless otherwise described. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to GAAP measurement. The Company believes that certain investors consider EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated cash flow data prepared in accordance with EBITDA. The reconciliation of GAAP and any EBITDA numbers discussed in this investor presentation are included in the appendix of this presentation.

1

Why LSB? Executing on strategic plan to drive growth and enhance shareholder value

Operates well-diversified business with differentiated market positions across two distinct

1	business segments
2	Well-positioned in end markets with attractive industry fundamentals
3	Implementing operating and capital improvement plan to enhance plant performance and reliability
4	Strong financial position
5	Focused on creating and delivering value to shareholders
2

Company overview

LSB operates a well-diversified business with differentiated market positions across two distinct business segments

3

Business overview

Diversified industrial manufacturer of chemicals and

HVAC products sold into a wide range of end markets

Founded in 1968 and headquartered in Oklahoma City, OK; publicly traded (NYSE: LXU)

Chemical business operates 4 production facilities

El Dorado Chemical Company (“EDC”) (Arkansas)

Cherokee Nitrogen LLC (Alabama)

Pryor Chemical Company (Oklahoma)

El Dorado Nitric LLC (“Baytown”) (Texas)

Climate Control business operates 7 facilities located in

Oklahoma City (over 1 million square feet)

Financial snapshot:

2014 net sales of $732.5 million

2014 EBITDA of $89.8 million(1)

Net sales by business segment (2014)

Engineering and other

2%

Climate

Control

36%

EBITDA by business segment (2014)

Climate

Control

24%

Note: Excludes unallocated corporate expenses.

Chemical

62%

Chemical

76%

LSB operates a well-diversified business with differentiated market positions across two distinct business segments

(1)	Includes insurance proceeds of $28.0 million 4

One of LSB’s two core businesses – Chemical

Business overview

Sales mix

Provides nitrogen based agricultural, mining and industrial chemicals to North American market

Leading merchant marketer of nitric acid in the U.S.

Major investments underway to reduce costs and increase facility reliability and capacity

Positioned to benefit from strong agricultural market with favorable margins

Mining products

15%

Industrial acids & ammonia

35%

Natural gas

3%

Agricultural products

47%

A key strategy is to optimize sales mix: industrial vs. agricultural

2014 sales: $455 million

Select customers

Cost-plus agreements versus spot market sales

Spot market

51%

Cost plus

49%

Approximately half our sales are non- seasonal and priced pursuant to cost-plus agreements

5

One of LSB’s two core businesses – Climate Control

Business overview

Sales mix

Provides specialty HVAC products to commercial, institutional and residential new construction,

By product type By end market

renovation and replacement markets, emphasis on green products

Market and technology leader for water source and geothermal heat pumps, and hydronic fan coils

Poised to benefit from the economic recovery, long- term trend toward green construction, and growth of emerging products

Other HVAC

products

13%

Hydronic fan coils

23%

Heat pumps

64%

Other

15%

Industrial

1% Office

7% Healthcare

6%

Retail

9%

Lodging

11%

Education

19%

Single Family

Residential

16%

Multi-Family

16%

Significant installed base of Climate Control products

2014 sales: $265 million

World Financial Center, NYC Chicago Hilton and Towers Wynn Resort, Las Vegas Disney’s Grand Floridian, Orlando Atlantis, Bahamas

Millennium Towers, NYC Bellagio, Las Vegas

MGM Grand, Las Vegas

Statue of Liberty

Trump Tower, NYC

6

Market overview

LSB is well-positioned in end markets with attractive industry fundamentals

7

Chemical Business – Diverse products with broad application

	Products	Uses	Competitors
Agro-Chemicals (47% of sales)	Urea ammonium nitrate solutions (UAN)	Fertilizer for corn and other crops	CF Industries, PCS, Koch Industries, Rentec, CVR Partners, imports
	Ammonium nitrate – high density prills (AN)	Primary nitrogen component in NPK fertilizer blends	CF Industries, imports
	Ammonia	High nitrogen content fertilizer primarily used for corn	Various
Industrial Acids, Ammonia & DEF (35% of sales)	Nitric acid	Semi-conductor, nylon, polyurethane intermediates, ammonium nitrate	CF Industries, PCS
	Sulfuric acid	Pulp and paper, alum, water treatment, metals and vanadium processing	Cytec, Chemtrade Logistics
	Ammonia	Power plant emissions abatement, water treatment, refrigerants, metals processing	Various
	Diesel exhaust fluid (DEF)	Exhaust stream additive to reduce NO_x emissions from diesel vehicles	Various
Mining Products (15% of sales)	Ammonium nitrate – low density prills (AN) and AN solutions	Specialty emulsions for mining applications	CF Industries, PCS, Dyno Nobel America
	Specialty E2 ammonium nitrate	Surface mining, quarries, construction	Imports

8

Agro Chemicals – attractive industry fundamentals

World situation

- Growing populations
- Developing economies
- Changing dietary habits (from grain to meat)

North America is low cost producer of nitrogen fertilizers

- Natural gas is the primary feedstock for ammonia and all nitrogen fertilizers.
- Due to large shale gas reserves, U.S. has relatively low natural gas prices vs. most places worldwide.
- Natural gas is expected to average approximately $3.00 per MMBtu for 2015.

North American situation

- World grain shortages positively impact grain requirements in the U.S.
- Despite lower grain prices, the USDA is projecting less than a 2% drop in corn acres planted in 2015 versus 2014.
- Additional nitrogen application expected for spring 2015 to make up for 2014's delayed and shortened application season.
- U.S. grain stocks are at 12-year highs leading to lower current and expected corn prices.

U.S. Midwest delivered ammonia cost forecast


($US/ton)
Cash Costs
Freight to US Gulf
Freight* to US Midwest
800
600
400
200
0
US Midwest Producer
US Gulf Producer
Middle East
Trinidad
Russia – Yuzhnyy
Ukraine Port Plant

Source: Fertecon, PotashCorp (2014)

9

Chemical Business – LSB's agricultural distribution

Facility	Product	Customers	Markets
Pryor, OK	UAN	Koch	Southern Plains & Corn Belt
Cherokee, AL	UAN	Transammonia, The Andersons, CHS, Koch, et.al.	Eastern Corn Belt
El Dorado, AR	AN	Ag Centers - 35% Distributors & Dealers - 65%	Southern Plains, South Central, Midwest & West



- ✓ Multiple distribution channels
- ✓ Diverse geographic coverage
- ✓ Longstanding customer relationships
- ✓ Direct rail linkage to corn belt



10

Chemical facilities

Facility		El Dorado Chemical Company	Cherokee Nitrogen LLC	Pryor Chemical Company	El Dorado Nitric LLC
Location		El Dorado, AR	Cherokee, AL	Pryor, OK	Baytown, TX
Year Acquired/Built		1983	1999	2000	2000
Ammonia Design		Kellogg	Kellogg	Pritchard	-
Plant Area (acres) Site Area (acres)		150 1,400	160 1,300	47 104	2 Bayer site
Feedstock		ammonia	natural gas	natural gas	ammonia
Agricultural Products	UAN		x	x	
	High Density AN	x			
	Ammonia		x	x	
	Urea		x	x	
Industrial & Mining Products	Nitric Acid	x	x	x	x
	Concentrated Nitric Acid	x			
	Sulfuric Acid	x			
	Mixed Acid	x			
	Carbon Dioxide		x	x	
	Ammonia		x	x	
	DEF		x		
	Low Density AN	x			
	AN solutions	x	x		
Transportation to Market		truck, rail	truck, rail, pipeline	truck, rail	truck, pipeline

El Dorado Chemical Co.



Cherokee Nitrogen LLC



Pryor Chemical Co.



El Dorado Nitric LLC



11

Annual production capacity of products available for sale

(Tons in thousands)

Facility El Dorado Chemical Company

Cherokee

Nitrogen LLC

Pryor Chemical

Company

El Dorado

Nitric LLC

Total

Feedstock ammonia /

natural gas

natural gas

natural gas

ammonia

Ammonia Production Capacity

220(1)/375

175

215

-

610/765

Products Available for Sale

Agricultural

Products

UAN

215

300

515

High Density AN (2)

110/300

110/300

Ag

P

Ammonia

125

30

85

115/240

Industrial & Mining

Products

Nitric Acid

45/200

30

410

485/640

DEF

15

15

Low Density AN (2)

220/220

220

AN solutions

85

85

Transportation to Market

truck, rail truck, rail, pipeline, barge

truck, rail

truck, pipeline

Red Font = production capacities after the completion of the ammonia and nitric acid expansion projects at El Dorado

(1)	Represents amount of ammonia currently purchased

(2) Combined annual low density and high density AN production capacity is limited to 330,000/TPY due to the loss in 2012 of 90,000/TPY of nitric acid production capacity

Climate Control – Serving the industrial and commercial sectors

Water Source & Geothermal Heat

Pumps

(64% of sales)

Hydronic

Fan Coils

(23% of sales)

Products

Water Source

Heat Pumps

Geothermal

Heat Pumps

Hydronic Fan

Coils

Uses

Heating and cooling

Commercial / Institutional

Single family residential including new construction, renovation and replacements

Heating and cooling

Commercial / Institutional

Single family residential including new construction, renovation and replacements

Leading share in water source and geothermal heat pumps

Leading share in hydronic fan coils

Other

HVAC

Large Custom

Air Handlers Commercial

Modular

Chillers

Products

(13% of sales)

Make-up Air

Units

Large Custom

Air Handlers

Institutional

Industrial

LSB’s strategic plan

LSB is implementing operating and capital improvement plan that is expected to drive shareholder returns

Executing on strategic plan to drive growth and enhance shareholder value

Comprehensive upgrade of Chemical facilities

Improve plant on-stream rates

Reduce risks of unplanned downtime

Improving safety and plant reliability

Pryor facility reliability improvements

New senior management

Additional engineering support

Extensive monitoring and control equipment

Remanufacture or replacement of certain key pieces of equipment

Use of industry expert consultants

Expansion projects at El Dorado

Cost reduction

Capacity expansion

Product balance capability enhancement

Positioning the Climate Control business to generate significant margins

Growth in Climate Control business as construction cycle recovers

LEAN / operational initiatives in our Climate Control business

Increased profits through operating leverage

New management at ClimateMaster

Chemical Business – El Dorado expansion expected to improve operations / reliability and capacity

	Overview and benefits	Progress to date	2015 outlook
El Dorado ammonia plant	■ Capital investments of $275–$300 million ■ Reduces costs significantly (versus purchased ammonia) ■ Enhanced product balance opportunities ■ New production capacity – Currently purchase ~220,000 tons per year ("TPY") – New ammonia plant capacity of ~375,000 TPY	■ $128 million spent through 12/31/14 ■ Front-end engineering design completed ■ Foundations and plant infrastructure well in place ■ Commenced staffing and training in preparation for plant start-up beginning Q1 2016	■ $147-$172 million to be spent to complete project ■ Complete aboveground piping, instrumentation and electrical and staffing and training ■ Mechanical completion of plant ■ Complete commissioning in Q4 2015 and start-up beginning in Q1 2016
El Dorado nitric acid plant and concentrator	■ Capital investments of $125–$130 million ■ Improves operating characteristics ■ Enhanced product balance opportunities ■ Replaces acid capacity and adds additional capacity for a total of 370,000 TPY	■ $96 million spent through 12/31/14 ■ Detailed engineering completed to allow for project cost and schedule control ■ Foundations, structural steel and underground piping completed ■ Commenced staffing and training in preparation for start-up in Q3 2015	■ $29-34 million to be spent to complete project ■ Complete above ground piping and instrumentation and electrical in Q1/Q2 2015 ■ Complete commissioning, staffing and training in Q2 2015 ■ Start-up of both plants in Q3 2015

Completion of El Dorado projects expected by Q1 2016, on budget and on schedule with contemplated plan

Note: El Dorado expansion projects also include a total of $85-90 million related to other support infrastructure (OSBL)

16

El Dorado ammonia plant project on time and on budget


Rotating Equipment Purchase/Installation
File and Receive Environmental Permit (Air)
Front-end and Ongoing Engineering Design
Base Equipment Purchase/Installation
Foundations & Concrete Base
Underground Piping Installation
Erection of Structural Steel
Other Equipment Purchase/Installation
Aboveground Piping Installation
Installation of Instrumentation & Electrical
Staffing Plant Operators
Staffing Plant Management & Engineers
Training of Staff
Commissioning
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Today
Start-up of Ammonia Plant
100% Complete
75% Complete
Plant Start-up
90%+ Complete
In Process / On Schedule

Spent: $128mm

To be spent: $147-$172mm

On budget: ☑

17

Nitric Acid plant & concentrator project timeline


Contract with Weatherly for Work & Equipment
File and Receive Environmental Permit (Air)
Basic Engineering Package
Detailed Engineering Package
Foundations & Concrete Base
Underground Piping Installation
Erection of Structural Steel
Setting Equipment
Aboveground Piping Installation
Installation of Instrumentation & Electrical
Commissioning
Staffing
Training of Staff
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Today
Start-up of DMW2 & Concentrator
100% Complete
90%+ Complete
In Process / On Schedule
Plant Start-up

Spent: $96mm

To be spent: $29-$34mm

On budget: ☑

18

Financial overview

LSB has a strong financial position

The Company has delivered value to shareholders, having outperformed its peer group coming out of the financial crisis

Indexed share price performance – last 6 years



442.4%
271.8%
242.3%
5.2%
Mar'09
Mar'10
Mar'11
Mar'12
Mar'13
Mar'14
Mar'15
LSB
Nitrogen
MLP
HVAC

LSB's Board and management have a track-record of delivering shareholder value

Notes: Nitrogen: Acron, Agrium, CF Industries, Incitec Pivot and Yara International
MLP: CVR Partners, Rentech Nitrogen Partners and Terra Nitrogen Company
HVAC: A.O Smith, AAON, Generac, Ingersoll-Rand, Johnson Controls, Lennox, Nortek, Schneider Electric and United Technologies

20

Segment summary statement of income

Chem ical Business

Calendar Year Ended Dec. 31,

$ in millions 2010 2011 2012 2013 2014

Sales $351.1 $511.9 $477.8 $380.7 $454.9

Gross Profit 49.3 130.7 97.7 46.2 66.6

Gross Profit % 14.0% 25.5% 20.4% 12.1% 14.6% Operating Income 31.9 116.5 82.1 87.8 51.3

Segment EBITDA $45.0 $131.2 $98.5 $111.4 $82.2

Adjusted EBITDA(1) $37.7 $122.6 $91.2 $16.8 $56.3

Clim ate Control Business

Calendar Year Ended Dec. 31,

$ in millions 2010 2011 2012 2013 2014

Sales $250.5 $281.6 $266.2 $285.0 $265.4

Gross Profit 86.4 88.2 81.0 92.9 82.4

Gross Profit % 34.5% 31.3% 30.4% 32.6% 31.0% Operating Income 35.3 32.8 25.8 30.4 21.7

Segment EBITDA $38.8 $35.5 $29.0 $33.6 $26.5

(1) Adjusted EBITDA excludes insurance recoveries of the following amounts: $7.5mm in 2010, $8.6mm in 2011, $7.3mm in 2012, $94.6mm in 2013, and $28.0mm in 2014.

Adjusted EBITDA for 2014 also excludes unrealized loss on forward natural gas purchase commitments of $2.1mm. See reconciliation on slide 43 of the appendix.

Solid financial position – strong balance sheet

($ in millions)

Dec. 31, Dec. 31,

2014 2013

Cash and Investments (including non-current) $272.6 $434.7

Total Debt(1) 457.3 463.0

Stockholders’ Equity 434.0 411.7

Total Capitalization 891.3 874.7

Debt to capital

52.9% 52.1% 51.4% 51.5% 51.3%

Dec. 31 2013 Mar. 31 2014 Jun. 30 2014 Sept. 30 2014 Dec. 31 2014

(1) As of December 31, 2014, total debt consisted of $425 million 7.75% Senior Secured Notes due in 2019; a $22.8 million Secured Promissory Note due in February 2016 and $9.5 22

million of equipment loans and capital leases. Our availability under the $100 million working capital revolver loan was $71.1 million at December 31, 2014

Capital structure

As of December 31, 2014

Cash and Investments $ (272.6) Senior Secured Notes (7.75%) 425.0

Other Debt 32.3

Total Net Debt $ 184.7

Overview of Outstanding Debt

Senior Secured Notes

$425 million

7.75%

Due August 2019

Working Capital Revolver

$100 million (L + 150)

$71.1 million availability

Expires April 2018

EBITDA for FY 2014 $ 89.8

Net Leverage Ratio 2.1x

EBITDA / Interest Expense 2.5x

Ratings Moody’s S&P Corporate Ba3 B+ First Lien Ba3 B+

Outlook Stable Positive

2017 targets by segment

Chemical Business

Climate Control Business

Financial Metrics:

2014-2017 Revenue Growth: 12%+ CAGR

2017 EBITDA Margin: 30%+

2017 Operating Margin: 20%+

Annual Production (tons):

Gross Ammonia 750,000 – 800,000

Net Ammonia 220,000 – 250,000

UAN 475,000 – 525,000

AN and AN Solutions 650,000 – 700,000

Nitric Acid(1) 80,000 – 100,000

On-Stream Rates(2):

Ammonia plants 95%+

Financial Metrics:

2014-2017 Revenue Growth: 10%+ CAGR

2017 EBITDA Margin: 15%+

2017 Operating Margin: 14%+

Operating leverage on incremental sales of 20%+

Lean/OpEx initiatives create additional 250+ basis points of margin

Minimal working capital and capex requirements lead to strong segment FCF generation

Selected bolt-on acquisitions could potentially enhance revenue growth

(1)	Does not include Baytown facility’s production

(2) Weighted average based on average daily production rates at EDC, Pryor, and Cherokee and assuming normal turnaround schedules

Chemical Business target earnings power – 2017

$250

$200

$150

(EBITDA—$ in millions)

$90+

$45+

$11+ $200+

$100

$50

$54

$0

2014 Actual (1)

El Dorado (2)

Expansion

Increased On-stream (3)

Rates

Other (4)

2017 Target (5)

Chemical Business Drivers

Improved on-stream rates

Expanded capacity

Higher average daily production

Lower feedstock costs at El Dorado

Improved reliability

Higher annual production

(1) 2014 actual excludes $28 million of insurance proceeds and does not normalize for unplanned downtime during the year

(2) EDC expansion represents the projected EBITDA resulting from the operation of the new ammonia and nitric acid plants assuming $500 per ton ammonia prices and $5.00 per

MMbtu natural gas prices

(3) Assumes ammonia plants (Pryor and Cherokee) have an average on-stream rate of 95%+ for 2017 (4) Turnaround expenses (Cherokee turnaround moved from annual to bi-annual turnaround)

(5)	Targeted segment EBITDA does not include unallocated corporate expenses

Chemical EBITDA—sensitivity analysis for 2017

(EBITDA—$ in millions)

Natural Gas per Mmbtu

$5.00 $4.50 $4.00 $3.50 $3.00

$600 $

265 $

273 $

282 $

290 $

299

$550 $

238 $

246 $

255 $

263 $

272

$500 $

211 $

219 $

228 $

236 $

245

$450 $

184 $

192 $

201 $

209 $

218

$400 $

157 $

165 $

174 $

182 $

191

Key factors in model above:

Average ammonia plants on-stream rate of 95%+

Average daily production rates are maintained

Mining sales volumes replaced at El Dorado

EDC ammonia plant and nitric acid plant are up and producing for the entire year

Assumes that a $50 per ton change in ammonia price is equivalent to a $21 per ton change in UAN price and a $23 per ton change in AN price

Ammonia per ton

Climate Control Business target earnings power—2017

$70

$60

$50

(EBITDA—$ in millions)

$20+

$8+

$5+

$60+

$40

$30

$27

$20

$10

$0

2014 Actual Operating Leverage Planned Performance

Lean/OpEx

2017 Target (2)

on Increased Sales

Improvement (1)

Initiatives

Climate Control Business Drivers

Rebounding end market demand

New product introductions

Operating leverage on higher volume

LEAN / operating expense initiatives

(1) Planned performance improvement at our custom air handler, modular chiller and construction services businesses through increased sales and margins

(2)	Targeted segment EBITDA does not include unallocated corporate expenses 27

Strategic committee results

LSB believes there is merit to pursuing value creating alternatives once the operating and capital plan for the chemical business is implemented

Summary of strategic committee review

Independent, highly qualified committee of shareholder representatives

Strategic Committee established in accordance with April 2014 settlement agreement with Starboard

Value LP (“Starboard”)

Comprised of four independent directors: Webster (“Lance”) Benham, Charles Burtch, Daniel

Greenwell and William Murdy

Messrs. Greenwell and Murdy appointed to the Board in connection with the Starboard settlement

Collectively, Messrs. Benham, Burtch, Greenwell and Murdy possess extensive operational and financial expertise, as well as executive leadership experience in the climate control and chemicals industries

Mandate included a thorough evaluation of potential strategic alternatives

Sale of the Climate Control business completed as soon as realistically practicable – (9/30/2015) or once the business has regained strong momentum – (12/31/2016)

Spin of the Climate Control business completed as soon as realistically practicable – (12/31/2015)

MLP of the Chemical assets completed as soon as realistically practicable – (12/31/2015) or once the expansion at EDC is complete and the asset has a track record – (12/31/2016)

Continuing to execute the Company’s strategic plan

Robust strategic committee process

Process included holding numerous meetings over 8 months

Received independent financial, legal and tax advice, including discussions with outside legal counsel experienced in the formation of MLPs

Met with Starboard, reviewed materials prepared by Starboard and carefully considered Starboard’s input

Thoughtful analysis of financial implications of each alterative

Evaluated breakage costs associated with restructuring long-term debt

Tax consequences (as applicable) for each option considered

Estimated transaction fees and incremental corporate costs

Estimated refinancing benefits derived from breaking existing bonds

Evaluated near-term liquidity and leverage impacts to LSB implied by each alternative

Determination: Execute strategic plan at this time

Execution of Company’s existing strategic plan to drive profitable growth and create sustainable shareholder value is in best interests of all shareholders at this time and preserves optionality for pursuit of an MLP going forward

Timing is a core consideration for each alternative

Near-term spin of Climate Control Business would substantially increase leverage of LSB at a time when the Company most needs to preserve liquidity and maximize free cash flow

Sale of Climate Control Business now would fail to generate proceeds that reflect the potential of the business, given investments LSB is making to improve both sales volume and margins

MLP not appropriate at this time given recent market conditions / unique profile of an LSB MLP formed by the

Chemical Business assets

Optionality for establishment of an MLP in the future should be preserved and the Company should take the appropriate steps to enable the efficient establishment of an MLP should that make sense post EDC expansion

Strategic Committee will continue to evaluate all alternatives as current company initiatives underway are implemented and as market conditions warrant

Near-term focus on providing oversight / additional recommendations to LSB management team to assist in execution of the Company’s plan

Potential spin or sale of Climate Control assets from Chemical Business may be step for consideration once expansion projects at chemical facilities are complete

Implementing actions to lower production costs, improve manufacturing efficiency, drive sales growth and enhance profitability of the Chemical Business facilities

Implementing actions to grow the Climate Control Business and generate significant margin improvement in that business over the next several years

Spin-off would reduce liquidity and increase leverage on

LSB at a critical time for the company

At this point in time, the Committee believes the current operating conditions and business leverage render a near-term spin-off of the Climate Control business impractical

~ $33M bond breakage costs if bonds taken out at

12/31/15

Results in insufficient cash position to complete

EDC expansion projects

Bonds

Potentially challenging market conditions for a new issue to refinance existing bonds

Liquidity

Costs

Large amount of transaction fees and expenses at time when liquidity is scarce and cash is needed to complete key growth projects

Opportunity cost of focusing on spin of business versus executing business plan

Leverage

Unacceptably high leverage for Chemicals business following the transaction

While theoretically supported by cash flow, will not be supported in capital markets or will not receive attractive terms from investors

Seeking to access equity markets in near term will dilute long-term upside potential for lsb shareholders

While an MLP of the Chemical Business may be an appropriate strategy at a point in time post EDC expansion, now is not the right time to focus Management resources on executing an MLP given the state of the markets and the growth projects on time and on budget

Yield

Relatively small MLP in size, absent the revenue benefit of the completed EDC expansion

As a result, post-IPO trading volumes would likely be low

This would impact liquidity and potentially result in an incremental discount by investors

Capex / Free cash flow

Need to complete EDC plant expansion projects limits near term cash flow available for distribution

MLP investors seek less volatile cash flows and more fully developed assets

Nitrogen MLPs are significantly more volatile over time than Nitrogen C-Corporations

Potential valuation discount given lack of scale

Valuation

Investors will not place premium value on unproven assets given the lack of track record of consistent production at Pryor at the time of an IPO

An MLP would not obtain optimal value given current market conditions

Sharp decline in MLP performance over past three years

Rising rate environment makes investment in MLP vehicles less attractive

Share / unit performance over the previous:

1	year 2 years 3 years

Since July

2005

Performance since IPO – CVR and Rentech

Nitrogen C Corps 60% 56% 79% 547% Nitrogen MLPs (21%) (41%) (34%) 380%

2.11% (21%)

(25%)

10 Yr Treasury (average) 2.38% 2.44% 2.22% 3.25% Apr-11 Jan-12 Oct -12 Aug-13 May-14 Mar-15

CVR Rent ech 10 Yr US T reasury

547%

380%

2.11%

Jul-05 Jul-06 Aug-07 Sep-08 Oct -09 Nov-10 Dec-11 Jan-13 Feb-14 Mar-15

Nit rogen C Corps Nit rogen MLP s 10 Yr US T reasury

Notes: Nitrogen C Corps include Yara International, Agrium, CF Industries, Incitec Pivot and Acron

Nitrogen MLPs include Terra Nitrogen, CVR Partners (IPO in April 2011) and Rentech Nitrogen Partners (IPO in November 2011)

Why LSB? Executing on strategic plan to drive growth and enhance shareholder value

Operates well-diversified business with differentiated market positions across two distinct

1	business segments
2	Well-positioned in end markets with attractive industry fundamentals
3	Implementing operating and capital improvement plan to enhance plant performance and reliability
4	Strong financial position
5	Focused on creating and delivering value to shareholders

Appendix

Board with knowledge and expertise critical to the

Company’s success

Independent Board with new perspective

8	of 10 members are independent
5	directors have been added in the last 24 months – two of whom were designated by Starboard

Highly experienced relevant background in Climate and Chemical businesses

Significant public company board experience

Relevant backgrounds in chemical and climate control businesses, accounting and corporate

Deep governance and financial expertise

Board and management interest closely aligned with LSB shareholders

Board and management hold an ownership of approximately 20% and our interests are closely aligned with LSB shareholders

Board and management remain focused on shareholder returns

Management’s experience and past accomplishments will guide the successful execution of its current initiatives

Key initiatives

Building EDC ammonia plant to materially reduce future costs and add incremental ammonia capacity and product for sale

Comprehensive upgrade of Chemical Business safety and plant reliability systems to improve plant up-time and reduce unplanned downtime

Pryor facility reliability improvements

Including new senior management, additional engineering support, extensive monitoring and control equipment, remanufacture of certain key pieces of equipment, and use of industry expert consultants

LEAN / Operational Excellence initiatives in Climate Control Business to facilitate improved operational metrics and reduce costs

Launched search process for a President of the Chemical Business who has significant experience in multi-plant operations, sales/marketing and overall P&L responsibility

Key accomplishments

CEO Barry Golsen has a track record of successfully leading change and driving improvements at LSB

Grew the Climate Control business from $10 million in revenues and breakeven EBITDA to peak revenues of

$311 million and EBITDA of $44 million while creating leading market positions in the Company’s core products

Diversified the Group’s business from a single product to multiple products while increasing the Company’s addressable market

Spearheaded the start-up of the Group’s heat pump business and the subsequent acquisition of its major competitor ($31 million in revenues) that was used as a base to attain leading shares in North America for water source and geothermal heat pumps

Since taking over leadership of the Chemical business

in 2013, Barry has already driven major operational and plant management improvements including several management changes within the business

Led the $425 million debt financing that is being used to fund the Expansion Projects at El Dorado

Significant progress has been made to improve reliability at Pryor

Key initiatives undertaken to-date

Use of industry expert consultants

Remanufacture or replacement of certain key pieces of equipment

Extensive monitoring and control equipment installed

Additional engineering staffing

New senior management team

Ammonia On-Stream Rate

83%

Ammonia Tons Produced

(tons in thousands)

178

63%

131

93

43%

2012 2013 2014

2012 2013 2014

Cherokee is well-positioned to be highly profitable

On-stream rate for ammonia increased from 67% in 2013 to 81% in 2014 with continued improvement to 95%+ in 2017

Expected 50-day production improvement

Extended turnaround performed in 2014 to change out certain end-of-life parts and move plant to a two-year turnaround cycle

Adds 14 days of additional production every 2 years

Implemented improved safety and reliability programs aimed at reducing plant downtime

Task force formed to define and implement specific initiatives to additionally enhance reliability

Committing to purchase a portion of our expected natural gas usage allows us to lock in primary feedstock costs at attractive rates

Climate continues to rebound from end-market recovery and internal initiatives

Construction markets are poised for a recovery to pre- recession levels…

Significant upside as industry drivers return to levels at / near historical norms

Driven by high energy efficiency

…and Climate Control has further benefited from internal initiatives

1	LEAN Operational Excellence Initiatives

Commercial / Institutional / Multi-Family Starts

(Sqft in millions)

1,750

1,418 1,541

+9%

+12%

1,731

2	Strategic use of the current manufacturing footprint creates operating leverage on increased sales

2008 2014 2015E 2017E

3	Introduction / commercialization of new products to further grow market share

Single Family Residential Construction

(Starts in thousands)

1,626

4	New marketing approach to gain additional sales

50-year median: 1,070

620 715

+15%

+43%

1,025

5 Replacement of management at ClimateMaster, the Company’s largest Climate Control business in order to capture the significant growth

2005 2014 2015E 2017E

potential

Source: Dodge Data & Analytics Construction Market Forecasting Service, Q1 2015; 50 Year Median – Census Bureau 41

EBITDA reconciliations

Reconciliation of Consolidated Net Income and Segment Operating Income to Non-GAAP measurement EBITDA. Management uses operating income by business segment for purposes of making decisions that include resource allocations and performance evaluations. Operating income by business segment represents gross profit by business segment less selling, general and administrative expenses incurred by each business segment plus other income and other expense earned/incurred by each business segment before general corporate expenses.

The term EBITDA, as used in this presentation, is net income plus interest expense, depreciation, amortization, income taxes, and certain non-cash charges, unless otherwise described. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to GAAP measurement.

($ in millions)	Twelve months ended 12-31				
	2010	2011	2012	2013	2014
LSB Industries, Inc. Consolidated					
Net income (loss)	$ 29.6	$ 83.8	$ 58.6	$ 55.0	$ 19.6
Plus:					
Interest expense	7.4	6.7	4.2	14.0	21.6
Depreciation and amortization	17.4	18.8	20.7	28.4	36.1
Provisions for income taxes	19.8	46.2	33.6	35.3	12.4
Loss from discontinued operations	0.1	0.2	0.2	0.2	0.1
EBITDA	$ 74.3	$ 155.7	$ 117.3	$ 132.9	$ 89.8
Climate Control Business					
Operating income (loss)	$ 35.3	$ 32.8	$ 25.8	$ 30.4	$ 21.7
Plus:					
Equity in earnings of affiliate	1.0	0.5	0.7	0.4	0.1
Depreciation and amortization	2.5	2.2	2.5	2.8	4.7
EBITDA	$ 38.8	$ 35.5	$ 29.0	$ 33.6	$ 26.5
Chemical Business					
Operating income (loss)	$ 31.9	$ 116.5	$ 82.1	$ 87.8	$ 51.3
Plus:					
Non-operating income	-	-	-	-	0.3
Depreciation and amortization	13.1	14.7	16.4	23.6	30.6
EBITDA	$ 45.0	$ 131.2	$ 98.5	$ 111.4	$ 82.2

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Other Non-GAAP Reconciliations

Reconciliation of Chemical EBITDA. We believe that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about certain unusual items. The following tables provide reconciliations of EBITDA excluding the impact of the insurance recoveries and unrealized loss on forward natural gas purchase commitments.

($ in millions)

Chemical Business

Twelve Months Ended 12-31

2010 2011 2012 2013 2014

EBITDA

$ 45.0

$ 131.2

$ 98.5

$ 111.4

$ 82.2

Less:

Insurance recoveries

7.3

8.6

7.3

94.6

28.0

Unrealized loss on forward natural gas

purchase commitments — — (2.1)

Adjusted EBITDA

$ 37.7

$ 122.6

$ 91.2

$ 16.8

$ 56.3

What our chemical products are used for:

Agrochemical Products Uses

Urea Ammonium Nitrate Solutions (UAN) 28-32% N

Manufactured nitrogen content fertilizer

High nitrogen content fertilizer for corn and other crops with high nitrogen demand (wheat, milo, cotton)

E2 Ammonium Nitrate Prill (solid) 34% N

High nitrogen content fertilizer

Nitrogen consuming crops, forage areas and citrus. The primary nitrogen component in NPK (nitrogen, phosphorus, potassium) fertilizer blends

Fertilizer Blends

Custom blends with purchased phosphates, potassium, sulfur, micronutrients with produced ammonium nitrate

Special application for agri-business products to supply growers balanced fertility

Anhydrous Ammonia 82% N

Gas injected application

High nitrogen content fertilizer with highest percentage use for corn.

Industrial Acids, Ammonia, DEF Uses:

Concentrated Nitric Acid

Aqueous solution up to 99% concentration

Production of specialty fibers, nitrocellulose, gaskets, crop chemicals, mining products, metal treatment, nitric acid commercial blends

Nitric Acid Commercial Blends

Aqueous solution up to 89% concentration

Semi-conductor industry, manufacture of nylon and polyurethane intermediates, potassium nitrate compounds, ammonium nitrate production

Anhydrous Ammonia

Commercial grade and high purity refrigeration, metallurgical grade

Air emission abatement in power plants, water treatment, refrigerants, metals processing, and a wide variety of industrial uses

Mixed Acids

Blends of concentrated nitric acid and sulfuric acid/oleum

Diesel fuel additives, ordnance, herbicides and pharmaceutical grade nitroglycerine

Sulfuric Acid

98% and 93% concentrations, standard and low-iron grades

Pulp and paper manufacturing, alum, water treatment, metals processing, vanadium processing, other industrial uses

DEF (diesel exhaust fluid) Exhaust stream additive to reduce NOX emissions from diesel vehicles

Industrial Mining Products Uses:

Ammonium Nitrate Solutions

54% and 83% concentrations

Specialty emulsions for mining applications, other miscellaneous uses

Low Density Ammonium Nitrate Prills (solids)

Solid pellets with good porosity and flowability

Surface mining, quarries, construction

Typical facility process flow (Pryor)

NH3 (storage, trucks, rail)

Nitric

Acid

AN Solution

Natural Gas (pipeline)

Ammonia

Plant UAN

UAN (storage, trucks, rail)

CO2

Urea

CO2

Liquification

CO2 (storage, trucks)

Products are marketable at every intermediate and final stage of production.

Pryor facility process flow is typical of plants with natural gas feedstock.

Pryor and Cherokee use natural gas feedstock. El Dorado and Baytown use ammonia feedstock.

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Climate control sales & marketing data

December 31, 2014 Sales Mix Data

By end market By distribution channel

Commercial:

100%

75%

50%

25%

0%

2008 2014

Retail

Single Family Education Healthcare Multi Family Office Lodging

Other

220 Commercial representative firms with 347 locations

1,900+ Sales Engineers

Residential (Geothermal):

600 Residential distributor locations (approx.)

4,000 Residential contractor-dealers (approx.)

Plus: OEM distribution channels

Product & market sales mix – various perspectives

Export

Contracting

6%

Residential

16%

Chillers 2%

4%

Air Handlers

7%

Heat Pumps

64%

OEM

14%

Fan Coils

23%

Commercial

& Institutional

78%

Direct

86%

Focus on geothermal heat pumps

How does a GHP system work?



Typical Residential Geothermal System

- **The Earth absorbs approximately 50% of all solar energy** and remains at nearly a constant temperature year round (below a few feet deep).
- **A GHP system** uses a ❶ sealed in-ground heat exchanger (loop) filled with fluid and a ❷ GHP unit to exchange energy between the house or building and the earth.
- **In winter**, fluid in the loop absorbs energy from the earth and carries it to the GHP where it is converted (compressed) to a higher temperature and sent as warm air into the house or building.
- **In summer**, the system reverses, transferring heat from the house or building into the earth.
- **GHP systems work year round**, in all climates, in both individual residences and large commercial buildings, providing both conditioned air and **domestic hot water** (as a "free" by-product).

Geothermal benefits:

- **Energy cost reduction & positive cash flow** – the most energy efficient HVAC technology available – up to **80%** more efficient than conventional systems.

Residential energy usage


Lighting & Appliances 27%
Heating & AC 60%
Hot Water 13%
Geothermal Energy (Provided free from the earth) 49%
Lighting & Appliances 27%
Hot Water 6%
Heating & AC 18%

Conventional System **Geothermal System**

- **Fed Tax Credits** - 30% residential & 10% business + accelerated depreciation, + state/utility incentives
- **GHP's are an alternative form of renewable energy**
- **Green refrigerants -** non-ozone depleting
- **"Free" domestic hot water**
- **Noise free operation** – no noisy condensing unit
- **Extremely long lived** vs. conventional systems (50 year loops)

47

Typical GHP costs and savings

For a GHP System in a 2,500 sq. ft. new house in St. Louis, MO (typical middle America)
Installed Cost of a 4 ton GHP System = $6,000 per ton (12,000 Btu/ton).


System Operating Cost Comparison
GHP vs. Conventional Systems
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
This analysis compares these systems:
Geothermal Heat Pump
16 SEER Standard Heat Pump
10 SEER Standard Heat Pump
93% Efficient Natural Gas Furnace with 16 SEER A/C
80% Efficient Natural Gas Furnace with 10 SEER A/C
93% Efficient Propane Furnace with 16 SEER A/C
80% Efficient Propane Furnace with 10 SEER A/C
80% Efficient Oil Furnace with 16 SEER A/C
80% Efficient Oil Furnace with 10 SEER A/C
Lighting & Appliance
Heating
Cooling
Hot Water

Payback (GHP vs. Hi-Eff Gas Furn+AC)	
Installed cost of GHP	$24,000
Less: 30% Fed tax credit	(7,200)
GHP cost after credit	16,800
Cost for Hi-Eff Gas + AC	(12,000)
GHP premium cost	4,800
Annual Energy Savings	**$1,248**
Payback in Years	3.8

Positive Cash Flow	
Annual Energy Savings	$1,248
Annual P&I on GHP Premium (6% int. – 10 yrs.)	(636)
Annual Cash Savings	**$612**

Note: System installed costs are different throughout the U.S due to varying local conditions and labor costs. Savings vary due to weather conditions, user preferences, and local utility rates. Costs and savings in St. Louis are estimates and subject to change

48

The Company will present its recommendation with respect to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission. The date of the 2015

Annual Meeting of Shareholders has not yet been scheduled.

Notes:

LSB Industries, Inc. is headquartered in

Oklahoma City and does business through

its subsidiaries, with seven HVAC manufacturing and distribution facilities in Oklahoma City, chemical plants in Texas, Arkansas, Alabama and Oklahoma and an engineered products distribution center in Oklahoma City. Approximately 1,900 total employees.

Investor Relations:

Company Contact:

Mark Behrman

Phone: 405-235-4546

Email: mbehrman@lsbindustries.com

The Equity Group, Inc.

Fred Buonocore

Phone: 212-836-9607

Email: fbuonocore@equityny.com

Linda Latman

Corporate Offices:

16 South Pennsylvania Avenue Oklahoma City, Oklahoma USA Phone: 405-235-4546

Fax: 405-235-5067

Email: info@lsbindustries.com

Common Stock:

NYSE ticker symbol LXU

Auditor:

Ernst & Young LLP

Phone: 212-836-9609

Email: llatman@equityny.com

Fax: 212-421-1278

Website: www.lsbindustries.com

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